EXHIBIT 99

FOR IMMEDIATE RELEASE	Contacts:	Tad Hutcheson (Media)
July 29, 2003		407.251.5578
		tad.hutcheson@airtran.com

		Arne Haak (Financial)
		407.251.3618

AirTran Holdings Reports Fifth Consecutive Quarterly Profit
- Revenues Hit Record $234 Million;
Operating Margin Increases to 13.1 Percent -

     ORLANDO, Fla. (July 29, 2003) - AirTran Holdings Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today announced its fifth consecutive quarter of profitability and net income of $57.2 million or $0.74 per diluted share. Included in the second quarter 2003 results were special items described below. Excluding special items, AirTran Holdings earned $21.9 million or $0.28 per diluted share compared to $5.1 million or $0.07 per diluted share in the second quarter of 2002.

     During the second quarter of 2003, the airline reported record operating revenues of $233.9 million representing a 22.7 percent increase over second quarter 2002 operating revenues of $190.6 million. Improvements in passenger-load factor and average yield resulted in a 4.5 percent improvement in unit revenue which when combined with a 17.0 percent increase in year over year available seat miles (ASMs) produced the record revenues.

     Pursuant to the Emergency Wartime Supplemental Appropriations Act of 2003, the Company received a $38.1 million cash reimbursement from the U.S. Government. In addition, the Company recorded a non-cash charge of $1.8 million related to the conversion of the remaining portion of a convertible note by Boeing Capital Loan Corporation. These adjustments are reported in the "Other (Income) Expense" section of the attached unaudited Consolidated Statements of Operations.

     AirTran Holdings' unit costs continued to decline during the second quarter of 2003. Operating costs per available seat mile (CASM) declined 2.7 percent to 8.3 cents per mile including fuel and 0.6 percent to 6.6 cents without fuel. CASM and non-fuel CASM during the second quarter of 2002 were 8.5 cents and 6.7 cents, respectively.

     "AirTran Airways is once again proud to report strong performance in the midst of a challenging industry environment," said Joe Leonard, chairman and chief executive officer. "As we build our network and move toward taking delivery of up to 110 new Boeing aircraft to further expand our reach in the market, AirTran Airways is poised to continue its success."

     Robert L. Fornaro, president and chief operating officer remarked, "These results demonstrate that our strengths-low costs, great service, friendly people and new aircraft-provide the foundation for continued success and profitability. This is an exciting time for AirTran Airways as we grow our team and welcome an increasing number of business and leisure travelers to our airline."

     Stan Gadek, senior vice president of finance and chief financial officer said, "During the second quarter of 2003 AirTran continued to reduce its unit costs in numerous areas. In addition, the new Boeing aircraft will continue to reduce our unit costs as deliveries begin in 2004."

     Other highlights for the quarter include:

--	Committed to acquire up to 100 Boeing 737 and 10 Boeing 717 aircraft.
--	Issued convertible notes of $125 million at 7 percent.
--	Launched Westward service to Denver, Los Angeles, and Las Vegas.
--	Ended the quarter with $343 million in cash, of which $284 million was unrestricted.
--	Celebrated the first time AirTran Airways served 1,000,000 passengers in one month (June 2003).
--	Continued to develop innovative, customer-driven technological initiatives, such as automated A+ Rewards and ByePass online flight check-in process.
--	Rolled out over 85 self-service kiosks at airport locations.

     AirTran Airways is one of America's largest low-fare airlines - employing more than 5,400 professional Crew Members and serving 492 flights a day to 43 destinations. The airline's hub is at Hartsfield Atlanta International Airport, the world's busiest airport (by passenger volume), where it is the second largest carrier operating 189 flights a day. The airline never requires a roundtrip purchase or Saturday night stay, and offers an affordable Business Class, assigned seating, easy online booking and check-in, the A-Plus Rewards frequent flier program, and the A2B corporate travel program. AirTran Airways, a subsidiary of AirTran Holdings, Inc., (NYSE: AAI), is the world's largest operator of the Boeing 717, the most modern, environmentally friendly aircraft in its class. In 2004, the company will begin taking delivery of 100 Boeing 737-700s, one of the most popular and reliable jet aircraft in its class. For more information and reservations, visit airtran.com (America Online Keyword: AirTran), call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta) or your travel agent.

Editor's note: Statements regarding the Company's operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	Three Months Ended
	June 30,		Percent
	2003	2002	Change
Operating Revenues:
Passenger	$226,872	$185,683	22.2
Cargo	332	413	(19.6)
Other	6,697	4,549	47.2
Total operating revenues	233,901	190,645	22.7

Operating Expenses:
Salaries, wages and benefits	57,584	50,928	13.1
Aircraft fuel	41,034	39,044	5.1
Aircraft rent	29,857	16,362	82.5
Distribution	11,996	12,495	(4.0)
Maintenance, materials and repairs	15,556	15,087	3.1
Landing fees and other rents	13,274	10,708	24.0
Aircraft insurance and security services	3,692	6,738	(45.2)
Marketing and advertising	5,911	5,437	8.7
Depreciation	3,301	4,204	(21.5)
Other operating	20,993	17,488	20.0
Total operating expenses	203,198	178,491	13.8
Operating Income	30,703	12,154	--

Other (Income) Expense:
Interest income	(748)	(520)	43.8
Interest expense	8,922	7,374	21.0
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003	(38,061)	--	--
Convertible debt discount amortization	1,812	--	--
Other (income) expense, net	(28,075)	6,854	--
Income Before Income Taxes	58,778	5,300	--

Income Tax Expense	1,587	201	--

Net Income	$57,191	$5,099
	==========	==========
Earnings per Common Share
Basic	$0.79	$0.07	--
Diluted	$0.74	$0.07	--
Weighted-average Shares Outstanding
Basic	72,202	70,224	2.8
Diluted	77,682	73,955	5.0

EBITDA	$34,004	$16,358	--
Operating margin	13.1%	6.4%	6.7	pts.
Net margin*	9.4%	2.7%	6.7	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
	Three Months Ended
	June 30,				Percent
	2003		2002		Change
Second Quarter Statistical Summary:
Revenue passengers	2,962,307		2,577,066		14.9
Revenue passenger miles (000s)	1,791,622		1,491,533		20.1
Available seat miles (000s)	2,447,794		2,093,000		17.0
Block hours	66,775		60,380		10.6
Passenger load factor	73.2%		71.3%		1.9	pts.
Break-even load factor*	65.9%		69.2%		(3.3	) pts.
Average fare	$76.59		$72.05		6.3
Average yield per RPM	12.66	¢	12.45	¢	1.7
Passenger revenue per ASM	9.27	¢	8.87	¢	4.5
Operating cost per ASM	8.30	¢	8.53	¢	(2.7)
Non-fuel operating cost per ASM	6.62	¢	6.66	¢	(0.6)
Average cost of aircraft fuel per gallon	91.16	¢	88.74	¢	2.7
Weighted-average number of aircraft	69		62		11.3

*Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental
Appropriations Act, 2003 and convertible debt discount amortization of $38.1 million and $1.8 million, respectively.

AirTran Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data and statistical summary)
(Unaudited)
	Six Months Ended
	June 30,		Percent
	2003	2002	Change
Operating Revenues:
Passenger	$428,772	$341,372	25.6
Cargo	715	656	9.0
Other	12,416	7,921	56.7
Total operating revenues	441,903	349,949	26.3

Operating Expenses:
Salaries, wages and benefits	112,175	96,180	16.6
Aircraft fuel	88,178	72,849	21.0
Aircraft rent	56,276	30,120	86.8
Distribution	22,768	23,200	(1.9)
Maintenance, materials and repairs	30,635	25,650	19.4
Landing fees and other rents	24,758	20,718	19.5
Aircraft insurance and security services	9,242	14,546	(36.5)
Marketing and advertising	12,988	11,112	16.9
Depreciation	6,623	8,615	(23.1)
Other operating	39,179	37,737	3.8
Total operating expenses	402,822	340,727	18.2
Operating Income	39,081	9,222	--

Other (Income) Expense:
Interest income	(1,275)	(1,053)	21.1
Interest expense	15,791	14,853	6.3
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003	(38,061)	--	--
Convertible debt discount amortization	1,812	--	--
SFAS 133 adjustment	--	(5,857)	--
Other (income) expense, net	(21,733)	7,943	--

Income Before Income Taxes	60,814	1,279	--

Income Tax Expense (Benefit)	1,587	(786)	--

Net Income	$59,227	$2,065	--
	=========	=========
Earnings per Common Share
Basic	$0.82	$0.03	--
Diluted	$0.78	$0.03	--
Weighted-average Shares Outstanding
Basic	71,864	70,156	2.4
Diluted	76,589	74,369	3.0

EBITDA	$45,704	$17,837	--
Operating margin	8.8%	2.6%	6.2	pts.
Net margin*	5.4%	0.6%	4.8	pts.

AirTran Holdings, Inc.
Statistical Summary
(Unaudited)
		Six Months Ended
		June 30,				Percent
		2003		2002		Change
Six Month Statistical Summary:
	Revenue passengers	5,522,467		4,703,471		17.4
	Revenue passenger miles (000s)	3,359,034		2,684,871		25.1
	Available seat miles (000s)	4,759,756		3,892,189		22.3
	Block hours	131,704		113,240		16.3
	Passenger load factor	70.6%		69.0%		1.6	pts.
	Break-even load factor*	66.6%		68.7%		(2.1	) pts.
	Average fare	$77.64		$72.58		7.0
	Average yield per RPM	12.76	¢	12.71	¢	0.4
	Passenger revenue per ASM	9.01	¢	8.77	¢	2.7
	Operating cost per ASM	8.46	¢	8.75	¢	(3.3)
	Non-fuel operating cost per ASM	6.61	¢	6.88	¢	(3.9)
	Average cost of aircraft fuel per gallon	99.25	¢	88.10	¢	12.7
	Weighted-average number of aircraft	67		61		9.8

*	Statistical calculations for 2003 exclude payment under the Emergency Wartime Supplemental
	Appropriations Act, 2003 and convertible debt discount amortization of $38.1 million and
	$1.8 million, respectively.

Pursuant to the new SEC Regulation G, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. We believe that disclosing net income, diluted earnings per share, net margin and break-even load factor excluding special items is helpful to our investors in evaluating our operational performance because we believe that the payment received under the Emergency Wartime Appropriations Act, 2003 and the convertible debt discount amortization charged to expense due to a debt to equity conversion are events that do not occur on a regular quarterly basis. We believe that our disclosure of the non-GAAP measure, earnings before interest, taxes, depreciation and amortization (EBITDA), provides useful information regarding our ability to service our debt. Additionally, we believe that operating costs per available seat mile (ASM) and non-fuel operating costs per ASM, are consistent to financial measures reported by other airlines.

AirTran Holdings, Inc.
Reconciliation of GAAP Financial Information to
Non-GAAP Financial Information
(In thousands, except per share data and statistical data)
(Unaudited)

The following table summarizes AirTran Holdings, Inc.'s net income and diluted earnings per share during 2003 and 2002 excluding special items and as reported in accordance with GAAP:

	Three Months Ended
	June 30,
	2003		2002
	Dollars	EPS	Dollars	EPS

Net income and diluted EPS excluding special items	$21,888	0.28	$5,099	0.07
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003, net of tax	37,068	0.48	--	--
Convertible debt discount amortization, net of tax	(1,765)	(0.02)	--	--

Reported GAAP net income and diluted EPS	$57,191	0.74	$5,099	0.07
	========	=======	========	=======
Diluted shares for computation		77,682		73,955
		=======		=======
	Six Months Ended
	June 30,
	2003		2002
	Dollars	EPS	Dollars	EPS

Net income and diluted EPS excluding special items	$23,924	0.32	$2,065	0.03
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003, net of tax	37,068	0.48	--	--
Convertible debt discount amortization, net of tax	(1,765)	(0.02)	--	--

Reported GAAP net income and diluted EPS	$59,227	0.78	$2,065	0.03
	========	=======	=======	=======
Diluted shares for computation		76,589		74,369
		=======		=======

The following table summarizes AirTran Holdings, Inc.'s net margin and break-even load factor during 2003 and 2002 excluding special items and as reported in accordance with GAAP:

Net Margin	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Reported GAAP net income	$57,191	$5,099	$59,227	$2,065
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003, net of tax	(37,068)	--	(37,068)	--
Convertible debt discount amortization, net of tax	1,765	--	1,765	--

Net income excluding special items	$21,888	$5,099	$23,924	$2,065
	=========	=========	=========	========
Reported GAAP operating revenues	$233,901	$190,645	$441,903	$349,949

Net margin excluding special items	9.4%	2.7%	5.4%	0.6%
	=========	=========	=========	========

Break-even load factor	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Reported GAAP net expenses	$168,094	$180,383	$367,958	$340,093
Payment under the Emergency Wartime
Supplemental Appropriations Act, 2003, pre-tax	38,061	--	38,061	--
Convertible debt discount amortization, pre-tax	(1,812)	--	(1,812)	--

Net expenses excluding special items	$204,343	$180,383	$404,207	$340,093
	=========	=========	=========	========
Reported average yield per RPM (cents)	12.66	12.45	12.76	12.71
Available seat miles (000)	2,447,794	2,093,000	4,759,756	3,892,189

Break-even load factor excluding special items	65.9%	69.2%	66.6%	68.7%
	=========	=========	=========	========

The following table reconciles GAAP operating income to EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Reported GAAP operating income	$30,703	$12,154	$39,081	$9,222
Add back: depreciation	3,301	4,204	6,623	8,615

EBITDA	$34,004	$16,358	$45,704	$17,837
	=========	=========	========	========

The following table shows the calculation of operating cost per ASM and non-fuel operating cost per ASM:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002

Operating cost	$203,198	$178,491	$402,822	$340,727
ASMs (000)	2,447,794	2,093,000	4,759,756	3,892,189
Operating cost per ASM (cents)	8.30	8.53	8.46	8.75
	=======	=======	=======	=======
Operating cost	$203,198	$178,491	$402,822	$340,727
Less: aircraft fuel	(41,034)	(39,044)	(88,178)	(72,849)
Non-fuel operating cost	$162,164	$139,447	$314,644	$267,878
ASMs (000)	2,447,794	2,093,000	4,759,756	3,892,189
Non-fuel operating cost per ASM (cents)	6.62	6.66	6.61	6.88
	========	========	========	========